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                                                                    EXHIBIT 99.2

                                RULE 438 CONSENT

      In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of Washington Federal, Inc. ("Washington Federal") in the Registration Statement on Form S-4 filed by Washington Federal with the Securities and Exchange Commission on June 23, 2003.

                                           /s/ Derek L. Chinn
                                           ------------------------
                                           Derek L. Chinn



                                           June 18, 2003